UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 29, 2019

Presidio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38028	47-2398593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza, Suite 2832, New York, NY 10119

(Address of Principal Executive Offices)

(212) 652-5700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PSDO	NASDAQ Global Select Market

Securities registered pursuant to section 12(g) of the Act: None

EXPLANATORY NOTE

As previously disclosed, on August 14, 2019, Presidio, Inc., a Delaware corporation (the “Company” or “Presidio”), entered into that certain Agreement and Plan of Merger, dated as of August 14, 2019, as amended on September 25, 2019 (as it may be further amended, modified or supplemented from time to time, the “Merger Agreement”) with BCEC – Port Holdings (Delaware), LP, a Delaware limited partnership (“Parent”) and Port Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and an indirect, wholly owned subsidiary of Parent (the “Merger”).

On October 7, 2019, the Company filed its Definitive Proxy Statement on Schedule 14A (the “Definitive Proxy Statement”) to obtain shareholder approval for the transactions contemplated by the Merger Agreement.

The Presidio Board of Directors (the “Presidio Board”) continues to unanimously recommend that you vote (i) FOR the adoption of the Merger Agreement, (ii) FOR the non-binding advisory proposal to approve certain compensation that may be paid or become payable to the Company’s named executives in connection with the Merger, and (iii) FOR the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum.

Item 8.01.	Other Events.

On September 10, 2019, the Company filed its Preliminary Proxy Statement on Schedule 14A (the “Preliminary Proxy Statement”). On September 26, 2019, a putative class action lawsuit was filed in the United States District Court for the District of Delaware against Presidio and the individual members of the Presidio Board alleging that the defendants violated federal securities laws by making allegedly false and misleading statements and failing to disclose certain information in the Preliminary Proxy Statement. On September 30, 2019, and October 4, 2019, two purported class actions were filed in the United States District Court for the Southern District of New York making similar allegations. On October 7, 2019, the Company filed the Definitive Proxy Statement. On October 10, 2019, and October 17, 2019, two purported class actions were filed in the United States District Court for the Northern District of California and the United States District Court for the Eastern District of New York, respectively, against Presidio and the individual members of the Presidio Board alleging violations of the federal securities laws based on allegedly false and misleading statements and failing to disclose certain information in the Definitive Proxy Statement. These actions sought, among other relief, to enjoin the Merger (or, in the alternative, an award of rescissory damages in the event the Merger is completed), and an award of costs and attorneys’ fees.

On October 21, 2019, another putative class action complaint was filed in the Court of Chancery of the State of Delaware against Presidio, its directors, Parent and Merger Sub under the caption Firefighters Pension System of City of Kansas City, Missouri Trust v. Presidio, Inc. et al, C.A. No. 2019-0839-JTL. The complaint alleges breaches of fiduciary duty by the directors in connection with the negotiation of the Merger and the disclosure made in the Definitive Proxy Statement and aiding and abetting of those alleged breaches by Parent and Merger Sub. The action seeks, among other relief, an injunction against the Merger and the stockholder vote, and other damages. On October 23, 2019, the Court of Chancery scheduled a preliminary injunction hearing for November 5, 2019.

The defendants believe that the actions are without merit, and that no further disclosure is required under applicable law. Nonetheless, to seek to avoid the risk of the litigation delaying or adversely affecting the Merger, the Company has agreed to make the below supplemental disclosures (the “Amended and Supplemental Disclosures”) related to the Merger, as further set forth herein. The Amended and Supplemental Disclosures contained below should be read in conjunction with the Definitive Proxy Statement, which is available on the Internet site maintained by the Securities and Exchange Commission (the “SEC”) at http://www.sec.gov, along with periodic reports and other information the Company files with the SEC. The Company and the other named defendants have denied, and continue to deny, that they have committed or assisted others in committing any violations of law or breaches of duty to Presidio stockholders, and expressly maintain that, to the extent applicable, they complied with their fiduciary and other legal duties and are providing the Amended and Supplemental

Disclosures below solely to try to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay to the closing of the Merger that might arise from further litigation. Nothing in the Amended and Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the Amended and Supplemental Disclosures set forth herein. To the extent that the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. All page references are to pages in the Definitive Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT RELATED TO SHAREHOLDER ACTIONS

The “Summary” section of the Definitive Proxy Statement is hereby amended by:

Amending and restating the sixth paragraph on page 3 as follows.

AP VIII Aegis Holdings, L.P. (“Aegis”), an affiliate of investment funds managed by affiliates of Apollo Global Management, Inc. (together with its subsidiaries, “Apollo”), which owns 35,125,000 shares of Common Stock representing approximately 42% of the outstanding shares of Common Stock as of September 27, 2019, has entered into a voting agreement with Parent, dated as of August 14, 2019 (the “Voting Agreement”). Pursuant to the Voting Agreement, Aegis has agreed, among other things, to vote its shares of Common Stock in favor of the Merger Proposal, and against any competing transaction, so long as, among other things, the Presidio Board has not made a Change Of Recommendation (as described in the section of this proxy statement entitled “The Merger Agreement — Company Takeover Proposal; Non-Solicitation — Change in the Presidio Board Recommendation”). For more information, see the section of this proxy statement entitled “Agreements with Respect to Common Stock — The Voting Agreement.” Pursuant to that certain Stockholders Agreement by and between the Company and Aegis (the “Stockholders Agreement”), Aegis has the right to nominate up to five directors to the Presidio Board, so long as Aegis collectively beneficially owns at least 50% of the outstanding Common Stock. Currently, five of the nine members of the Presidio Board are Aegis representatives: Heather Berger, Christopher L. Edson, Salim Hirji, Matthew H. Nord and Michael Reiss. In accordance with the Stockholders Agreement, if the Merger is not consummated, Aegis would only be entitled to nominate up to four members of the Presidio Board at the next annual meeting of the Company’s stockholders, provided Aegis collectively beneficially owns at least 30% of the outstanding Common Stock but less than 50% of the outstanding Common Stock.

The “The Merger” section of the Definitive Proxy Statement under the heading “Background of the Merger” is hereby amended by:

Amending and restating the last sentence of the last paragraph beginning on page 28 as follows.

LionTree then left the meeting, and the Presidio Board discussed certain conflict disclosures provided to the Presidio Board by LionTree, and approved finalizing engagement terms with LionTree on the basis of the disclosures that had been provided as well as precedent fee information for comparable transactions the Board received prior to the meeting.

Adding the additional sentence below to the end of the last paragraph on page 30.

None of the Acceptable Confidentiality Agreements with the five prospective buyers contained a standstill provision.

Adding the additional sentence below to the end of the first paragraph on page 31.

The Company subsequently sent return or destroy notices to the interested parties (other than Party A) who declined to submit Company Takeover Proposals.

Amending and restating the third paragraph on page 31 as follows.

Later on September 23, 2019, the Presidio Board met telephonically, with LionTree and Wachtell Lipton present, to consider the Party A Proposal. In comparing the Party A Proposal and the transactions contemplated by the Original Agreement, the Presidio Board considered that Party A had not yet secured committed debt financing (but expected to secure committed financing from a lender group which included a number of Party A’s customary financing sources) and that the Party A Proposal required the Company to pay the applicable Company Termination Fee without any reimbursement from Party A. The Presidio Board also considered that the Party A Proposal contemplated a CFIUS filing and related closing condition, which the Company’s CFIUS counsel determined likely was not required. The Party A Proposal was also conditioned on Presidio maintaining Party A’s anonymity. Wachtell Lipton discussed with the Presidio Board their fiduciary duties in the context of the go-shop process. Following discussion, and after consultation with LionTree and Wachtell Lipton, the Presidio Board determined that the Party A Proposal would be reasonably expected to lead to a Company Superior Proposal such that Party A and its portfolio company both qualified as Excluded Parties under the Original Agreement.

Amending and restating the fifth paragraph on page 31 as follows.

Also on September 24 2019, as required by the Original Agreement, the Company delivered written notice to Parent of the Presidio Board’s determination that Party A and its portfolio company qualified as Excluded Parties. A representative of LionTree also had a conversation with a representative of BC Partners concerning the Party A Proposal, in which the representative of LionTree confirmed that Party A’s Proposal offered a substantial economic improvement over the Merger Consideration, but neither the Company nor its advisors informed Parent or BC Partners of the proposed consideration payable to the Company’s stockholders under the Party A Proposal.

Amending and restating the sixth paragraph on page 31 as follows.

Later on September 24, 2019, BC Partners submitted a proposal to amend the Original Agreement to increase the merger consideration to $16.60 per share in cash, without interest and to increase the Company Termination Fee to $41,000,000, which fee would be payable by the Company if it entered into an acquisition agreement providing for a Company Superior Proposal with any person, whether or not an Excluded Party (as compared to a Company Termination Fee of $18,000,000 payable by the Company should the Company terminate the Merger Agreement to enter into an acquisition agreement with an Excluded Party (including Party A) before October 4, 2019). BC Partners indicated that this proposal would expire at 7:00 p.m. the following day. Kirkland subsequently sent a draft of the proposed amendment to Wachtell Lipton along with a draft of an amendment to the Equity Commitment Letter increasing the equity commitment amount of the parties thereto.

Amending and restating the last sentence of the first full paragraph on page 32 as follows.

Party A stated that it had ongoing discussions with its financing sources, specifically with respect to indebtedness outstanding under the Company’s existing facilities with Wells Fargo Bank, N.A. and PNC Bank, National Association. Party A additionally stated that it planned to submit a definitive debt commitment letter with its final proposal, but did not provide any more definitive assurances regarding its ability to secure committed debt financing or a willingness to eliminate CFIUS as a closing condition.

Adding the paragraphs below following the third full paragraph on page 32.

After the meeting of the Presidio Board on September 25, 2019, LionTree contacted Party A to update them on the results of the meeting. LionTree relayed to Party A that the price included in the amended Merger Agreement was higher than Party A’s September 23 proposal, but lower than Party A’s September 25 indicative price. LionTree also confirmed the higher break fee of $40 million in the amended Merger Agreement would now apply to Excluded Parties (including Party A), and told Party A that they continued to qualify as an Excluded Party under the Merger Agreement and that the Company was permitted to and prepared to continue discussions with Party A to assist Party A in submitting an improved and definitive offer. Party A expressed disappointment, but planned to regroup the following day and determine whether it wished to continue discussions with the Company.

On September 26, Wachtell Lipton contacted Party A’s legal advisor and stated that the Company and its advisors continued to be permitted under the Merger Agreement to carry on discussions regarding an improved offer by Party A for the Company, and that the Company and its advisors were prepared to do so. Party A’s legal advisors acknowledged that discussions between Party A and the Company could continue, but stated that Party A had not decided whether it wished to continue such discussions. Party A and its advisors did not engage with the Company and its advisors over the ensuing days. On October 2, Wachtell Lipton contacted Party A’s legal advisor and Party A’s legal advisor told Wachtell Lipton that it did not expect Party A to further pursue a bid for the Company and said that the Company could send Party A a return or destroy notice under Party A’s NDA with the Company. On October 7, Party A confirmed to LionTree that it did not expect to further pursue a bid for the Company and said that the Company could send Party A a return or destroy notice. On October 8, the Company sent Party A a return or destroy notice, and on October 14 Party A acknowledged receipt of the notice and confirmed it was complying with the same.

The “The Merger” section of the Definitive Proxy Statement under the heading “Reasons for the Merger; Recommendation of the Presidio Board” is hereby amended by:

Amending and restating the penultimate paragraph on page 34 as follows.

The Presidio Board’s view that the terms of the Merger Agreement would be unlikely to deter interested third parties from making a Company Superior Proposal, including the Merger Agreement’s terms and conditions as they relate to a 40-day go-shop period, the fact that Party A continues to be an Excluded Party under the Merger Agreement, changes in the recommendation of the Board of Directors and the payment by the Company of $40 million in connection with the termination of the Merger Agreement under certain circumstances (see the sections of this proxy statement entitled “The Merger Agreement – Company Takeover Proposal; Non-Solicitation”); and

The “The Merger” section of the Definitive Proxy Statement under the heading “Opinion of Presidio’s Financial Advisor” is hereby amended by:

Amending and restating the last two sentences of the second paragraph on page 42 as follows.

The DCF analysis indicated a terminal value range of $2,184mm to $2,808mm and an implied per share equity value reference range of $14.99 to $21.30 for the Common Stock. LionTree compared the foregoing implied value range to the Merger Consideration of $16.00 to be paid pursuant to the Original Agreement.

Amending and restating the second full paragraph on page 43 as follows.

In the two years prior to the date of its opinion, LionTree and its affiliates provided investment banking services relating to an equity offering to Presidio, for which LionTree and its affiliates received compensation of approximately $68,000. In the two years prior to the date of its opinion, LionTree and its affiliates provided investment banking services to Apollo (Aegis, an affiliate of investment funds managed by affiliates of Apollo, is a significant shareholder of Presidio), BC Partners, the advisor to the manager of the investment funds that ultimately control Parent, and entities which LionTree understands to be affiliates or portfolio companies of Apollo and BC Partners respectively (such entities, “Related Parties”) including (i) in respect of Apollo and its Related Parties, CareerBuilder on its sale of Emsi to Strada Education Network, West Corp on its acquisition of Nasdaq’s PR solutions and digital media services business, an affiliate of Apollo on its acquisition of West Corp and ADT’s IPO and Apollo and certain of its affiliates in connection with their acquisitions of Shutterfly and a majority interest in Cox Media Group’s broadcast television stations and (ii) in respect of BC Partners and its Related Parties, an affiliate of BC Partners on the acquisition of the majority ownership of United Group B.V. In the two years prior to the date of its opinion, LionTree received approximately $15 million in compensation for investment banking services and approximately $750,000 in compensation for capital market services provided to Apollo and its Related Parties, including for the investment banking services for the Shutterfly transaction, and approximately €3.75 million in compensation for investment banking services provided to BC Partners and its Related Parties. From the date of its opinion to the date of entry into the amendment to the Original Agreement, LionTree and its affiliates received $5 million in compensation for investment banking services provided to Apollo and its Related Parties for investment banking services for the Shutterfly transaction (which fees are in addition to the $15 million referenced above), related to contingent consideration payable to LionTree at closing of that Transaction. From the date of its opinion to the date of entry into the amendment to the Original Agreement, LionTree and its affiliates did not receive any fees from Presidio, BC Partners and their respective Related Parties. LionTree has not yet received any compensation for its investment banking services with respect to Apollo and its Related Parties’ acquisition of a majority interest in Cox Media Group’s broadcast television stations. Following the date of its opinion, LionTree and its affiliates may have provided, and may seek in the future to provide, investment banking services and capital markets services to Presidio, Apollo, BC Partners and their respective Related Parties, and LionTree expects to receive customary fees for the rendering of these services. In the past LionTree and its affiliates have invested in, and from time to time do invest in, and alongside with, Apollo and BC Partners and their respective Related Parties. In the ordinary course of business, certain of LionTree’s employees and affiliates may hold or trade, for their own accounts and the accounts of their investors, securities of Presidio, Apollo, and Related Parties of each of Apollo and BC Partners and, accordingly, may at any time hold a long or short position in such securities.

The “The Merger” section of the Definitive Proxy Statement under the heading “Certain Presidio Unaudited Prospective Financial Information” is hereby amended by:

Amending and restating footnote 4 to the table on page 45 as follows.

(4) Calculated by LionTree for purposes of its discounted cash flow analysis of Presidio using the financial projections provided by Presidio’s management described above as (i) Total Adjusted EBITDA, less (ii) stock based compensation and adjusted for changes in net working capital and certain other items (together $4 million, $4 million, $7 million, $7 million, $6 million and $6 million in 2019, 2020, 2021, 2022, 2023 and 2024 respectively), less (iii) taxes (applying a 27.5% tax rate assumption, as provided by Presidio, to EBITDA less applicable Depreciation and Amortization), less (iv) capital expenditures and cloud related cash pre-payments (together $49 million, $40 million, $27 million, $17 million, $18 million and $19 million in 2019, 2020, 2021, 2022, 2023 and 2024, respectively), less (v) M&A earnouts and stay bonuses (together $6 million and $18 million in 2019 and 2020, respectively, with no further spend projected after 2020), in each case as provided by Presidio’s management.

The “The Merger” section of the Definitive Proxy Statement under the heading “Interest of the Company’s Directors and Executive Officers in the Merger” is hereby amended by:

Amending and restating the sixth paragraph on page 51 as follows.

Management Incentive Equity Plan. In addition, pursuant to the CEO Rollover Agreement, Parent agreed to establish a management incentive equity plan (the “MIEP”) pursuant to which Parent will grant profits interests to select members of the Company’s management team. The aggregate pool of profits interests will represent a specified percentage of the “net gain” (as defined in the CEO Rollover Agreement) accreted following the Effective Time if minimum performance thresholds are achieved and an increased percentage of net gain if maximum performance thresholds are achieved. Profits interests granted under the MIEP will vest annually beginning on the first anniversary of the grant date, subject to continued service, with all outstanding profits interests vesting on a subsequent change in control of the Company. Unvested profits interests will terminate upon any termination of employment and vested profits interests will be subject to customary call rights upon certain terminations of employment. As of the date hereof, none of the Company’s executive officers have been granted any awards under the MIEP.

Adding the paragraph below following the sixth paragraph on page 51.

Long-Term Incentive Award Program. In addition, pursuant to the CEO Rollover Agreement, Parent agreed to establish a long-term incentive award program pursuant to which employees will receive cash awards, some of which will vest at the Effective Time, an additional percentage of which will vest on the eighteen-month anniversary of the Effective Time and the balance of which will vest on the thirty-six month anniversary of the Effective Time, respectively, subject, in each case, to continued employment through the applicable vesting date. Bonus recipients and amounts will be determined by Mr. Cagnazzi or his successor, and will be subject to the approval of the general partner of Parent. The aggregate amount of all such long-term incentive award payments will be discussed by Mr. Cagnazzi or his successor and BC Partners Advisors Holdings Ltd. As of the date hereof, none of the Company’s executive officers have been granted any long-term incentive awards pursuant to this program.

The foregoing arrangements are set forth in a term sheet attached to Mr. Cagnazzi’s rollover agreement, are non-binding and intended solely as a summary of the terms that are currently proposed by the parties. A binding agreement will not occur unless and until all necessary corporate approvals have been obtained, and negotiated, approved, executed and delivered the appropriate definitive agreements.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “preliminary,” or

“potential.” Forward-looking statements in this communication may include, without limitation: statements about the potential benefits of the proposed acquisition, anticipated growth rates, Presidio’s plans, objectives, expectations, and the anticipated timing of closing the acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, obtaining the requisite approval of the stockholders of Presidio; risks related to the debt financing arrangements; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; competitive developments; and other risks and uncertainties discussed in Presidio’s filings with the SEC, including the “Risk Factors” and “Cautionary Statements Concerning Forward-Looking Statements” sections of Presidio’s most recent annual report on Form 10-K and subsequently filed Form 10-Qs. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this presentation, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction between the Company and BC Partners, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive Proxy Statement of the Company (the “Proxy Statement”) with the SEC on October 7, 2019. The Company also mailed to its shareholders the Proxy Statement in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, BC Partners, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents (when available) filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC by the Company in the Investor Relations section of the Company’s website at http://investors.presidio.com or by contacting the Company’s Investor Relations at investors@presidio.com or by calling 866-232-3762.

Participants in the Solicitation

Presidio and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the Proxy Statement described above filed with the SEC. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on October 2, 2018, or its Annual Report on Form 10-K for the year ended June 30, 2019, which was filed with the SEC on August 29, 2019. These documents are available free of charge as described above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Complaint filed by Jordan Rosenblatt on September 26, 2019 in the United States District Court for the District of Delaware.

99.2	Complaint filed by Mitsuko K Lin on September 30, 2019 in the United States District Court for the Southern District of New York.

99.3	Complaint filed by Walter Rice on October 4, 2019 in the United States District Court for the Southern District of New York.

99.4	Complaint filed by Stephen Bushansky on October 10, 2019 in the United States District Court for the Northern District of California.

99.5	Complaint filed by Eric Weintraub on October 17, 2019 in the United States District Court for the Eastern District of New York.

99.6	Complaint filed by Firefighters’ Pension System of the City of Kansas City, Missouri Trust on October 24, 2019 in the Court of Chancery of the State of Delaware.

104	Cover Page Interactive File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Presidio, Inc.

Dated: October 29, 2019	By:	/s/ Elliot Brecher
	Name:	Elliot Brecher
	Title:	Senior Vice President, General Counsel and Secretary